UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2013

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Union Blvd., Suite 250 Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 278-2460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07

Submission of a Matter to a Vote of Security Holders.

Rare Element Resources Ltd. (the “Company”) held its annual general meeting of shareholders (the “Meeting”) on June 5, 2013.  At the Meeting, two proposals were submitted to the shareholders for approval as set forth in the Company’s definitive information and proxy circular filed April 25, 2013.  As of the record date (April 17, 2013), a total of 44,949,869 common shares of the Company were outstanding and entitled to vote.  In total, 25,249,458 common shares were present in person or represented by proxy at the Meeting, which represented approximately 56.2% of the shares outstanding and entitled to vote as of the record date.

The votes on the proposals were cast as set forth below:

1.

Proposal No. 1 – Election of Directors.  The shareholders elected the entire slate of directors presented to the shareholders.  As a result, the Company’s Board of Directors now consists of the seven persons elected at the meeting.  For the election of directors, there were a total of 15,041,582 broker non-votes.

Name	For	Withheld
M. Norman Anderson	7,193,026	3,014,850
Norman W. Burmeister	6,863,961	3,343,915
Gregory E. McKelvey	7,268,259	2,939,617
Donald E. Ranta	7,195,291	3,012,585
Paul Schlauch	7,228,640	2,979,236
Randall J. Scott	7,240,809	2,967,067
Lowell A. Shonk	7,259,486	2,948,390

2.

Proposal No. 2 – Ratification and approval of EKS&H, LLLP, formerly Ehrhardt Keefe Steiner & Hottman, LLLC, as the Company’s independent registered public accounting firm.

For	Withheld
22,863,264	2,386,194

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 7, 2013

Rare Element Resources Ltd.

        /s/ David Suleski

By:

Name: David Suleski

Title:   Chief Financial Officer